UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2014

RICE ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36273	46-3785773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

171 Hillpointe Drive, Suite 301

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices)

(Zip Code)

(724) 746-6720

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2014, Rice Energy Inc. (the “Company”), through its indirect wholly-owned subsidiary, Rice Poseidon Midstream LLC, a Delaware limited liability company (“Rice Poseidon”), entered into a purchase and sale agreement (the “Purchase Agreement”) with M3 Appalachia Gathering LLC, a Delaware limited liability company (“M3”), to acquire (the “Acquisition”) certain gas gathering assets in eastern Washington and Greene Counties, Pennsylvania, for aggregate consideration of approximately $110 million in cash (the “Purchase Price”), subject to customary purchase price adjustments. The Company currently expects the Acquisition to close in March 2014, subject to customary closing conditions. The effective date for the Acquisition is March 1, 2014.

The properties to be acquired in the Acquisition consist of a 28-mile, 6”-16” gathering system in eastern Washington County, Pennsylvania (the “northern system”), and permits and rights of way in Washington and Greene Counties, Pennsylvania, necessary to construct an 18-mile, 30” gathering system connecting the northern system to the Texas Eastern pipeline (the “southern system”). The northern system is supported by long-term contracts with acreage dedications covering approximately 20,000 acres from third parties. Once fully constructed, the acquired systems are expected to have an aggregate capacity of over 1 Bcf/d.

The Company expects to fund the Purchase Price of the Acquisition through cash on hand or borrowings under its revolving credit facility.

The foregoing description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 12, 2014, the Company announced the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, among M3 Appalachia Gathering, LLC, as seller, Rice Poseidon Midstream LLC, as buyer, and M3 Midstream LLC, dated as of February 12, 2014.

99.1	Press Release dated February 12, 2014.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Dated: February 14, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, among M3 Appalachia Gathering, LLC, as seller, Rice Poseidon Midstream LLC, as buyer, and M3 Midstream LLC, dated as of February 12, 2014.

99.1	Press Release dated February 12, 2014.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.

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